SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 24, 2003

BRADLEY PHARMACEUTICALS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18881 (Commission File Number)	22-2581418 (IRS Employer Identification No.)

383 Route 46 West, Fairfield, New Jersey (Address of principal executive office)	07004 (Zip Code)

Registrant’s telephone number, including area code: (973) 882-1505

Item 5. Other Events

On July 24, 2003, the Company announced that it has issued today an additional $12 million in aggregate principal amount of its 4% convertible senior subordinated notes due 2013. The Company previously issued $25 million in aggregate principal amount of these notes on June 11, 2003. $8 million of the additional notes relate to the exercise in full of the option to acquire additional notes granted to the initial purchasers of the notes, and the remaining additional notes relate to a new agreement entered into by the Company to issue $4 million of notes to the initial purchasers.

The notes are convertible into shares of the Company’s common stock at any time during their term at a conversion rate of 50 shares of the Company’s common stock per $1,000 in principal amount of notes, which results in an initial conversion price of $20.00 per share. A copy of the related press release is attached hereto.

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1- Press Release by Bradley Pharmaceuticals, Inc. dated July 24, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADLEY PHARMACEUTICALS, INC.
By:	/s/ R. Brent Lenczycki R. Brent Lenczycki Chief Financial Officer

Dated: July 24, 2003